UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2009

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Incentive Compensation Plan

On August 17, 2009, the Compensation Committee of the Board of Directors of Cree, Inc. (the “Company”) adopted the Cree, Inc. Management Incentive Compensation Plan (the “MICP”).  The MICP is designed to motivate and reward excellent performance, to attract and retain outstanding senior management, to create a strong link between individual performance and the Company’s strategic and operating plans, to achieve greater corporate performance by focusing on results, and to encourage teamwork at the highest levels within the organization by providing opportunities for cash incentives based on the attainment of specific goals.  The MICP is effective for the Company’s fiscal years beginning on or after June 29, 2009 and covers executive officers (other than the Chief Executive Officer), other senior level managers who report directly to the Chief Executive Officer and other key employees who have been identified as participants by the Chief Executive Officer.

Target awards under the MICP are expressed as a percentage of salary and vary based on position.  Awards are determined based on performance measures in two categories: corporate goals, set both annually and quarterly, and individual goals, which are established quarterly.  Annual corporate performance goals are defined in reference to fiscal year revenue and earnings per share (“EPS”) targets established at the beginning of the year.  The annual corporate goals require that a minimum level of performance must be achieved toward both the revenue and EPS targets before any award may be paid based on the annual goals.  Quarterly corporate performance goals are defined in reference to quarterly revenue and EPS targets established at the beginning of the quarter.  Individual goals are also established at the beginning of each fiscal quarter.  These goals include individual performance goals specific to such individual or his or her business unit’s performance for the quarter.  No award may be paid based on achievement of individual goals in a fiscal quarter unless the Company has achieved its corporate performance goals for that quarter.  Quarterly corporate goals and individual goals are measured at quarter end, and any corresponding awards are paid to eligible participants following approval of the award amounts by the Chief Executive Officer.  The actual awards paid to participants, if any, may vary with the level of achievement of the corresponding goals.

Unless otherwise approved by the Compensation Committee in the case of executive officers or by the Chief Executive Officer in any other case, and except in the case of termination due to death or disability or in connection with a change in control, eligible participants must be employed by the Company on the last day of the performance period in order to receive payment for an award under the MICP. The MICP provides that, in the event of a change in control, the Company’s performance against the quarterly corporate goals and each participant’s performance measurement against individual goals for any performance period ending after the effective date of the change in control will be 100%, the Company’s performance against the annual corporate goals will be at least 100%, and the associated awards will be paid regardless of whether the participant remains employed during or at the end of the performance period.

The foregoing description of the MICP is subject to and qualified in its entirety by the MICP, which is included as Exhibit 10.1 to this report and incorporated herein by reference.

Grant of Performance Units

On August 17, 2009, the Compensation Committee of the Company’s Board of Directors approved the grant of performance units to Charles M. Swoboda, the Company’s Chairman, Chief Executive Officer and President, under the Company’s 2004 Long-Term Incentive Compensation Plan, as amended (the “LTIP”), which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2008.  The performance units are designed to provide Mr. Swoboda incentive compensation if the Company’s financial performance for fiscal 2010 achieves certain pre-established targets.  The targets under the performance units are the same as those established for the annual corporate performance goals under the MICP.  Utilizing an award under the LTIP permits the award to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The performance units awarded to Mr. Swoboda for fiscal 2010 were granted pursuant to the terms of a Notice of Grant dated August 17, 2009 and a Master Performance Unit Award Agreement dated August 18, 2008 (collectively, the “Award Agreement”).  Under the Award Agreement, Mr. Swoboda is eligible to receive an annual incentive award determined by multiplying his base salary, his target award level and a performance measurement (specified as a percentage between 0% and 150%) derived by comparing the Company’s fiscal 2010 financial performance against pre-established revenue and EPS targets.  In the event of a change in control during fiscal 2010, the percentage for each measure will be not less than 100%.  The target award level is set at 88% of Mr. Swoboda’s base salary.  Any payment under the performance units will be paid in cash.

Except as provided in the Company’s Severance Plan for Section 16 Officers (described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2008) and except as provided with respect to death or long-term disability or a change in control, (i) Mr. Swoboda must be continuously employed by the Company as its Chief Executive Officer and President through the last day of the performance period, (ii) his performance units will not be considered earned until the last day of the performance period, and (iii) if he terminates his employment prior to the last day of the performance period, with or without cause, he will forfeit his performance units.  If there is a change in control and Mr. Swoboda’s employment terminates prior to June 27, 2010, he will not be entitled to payment under the performance units.

The foregoing description of the grant of performance units is subject to and qualified in its entirety by the Notice of Grant included as Exhibit 10.2 to this report, and the Master Performance Unit Award Agreement included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2008, each of which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2009, the Board of Directors (the “Board”) of Cree, Inc. (the “Company”) amended and restated the Company’s Bylaws, as amended (the “Bylaws”).  The Bylaws became effective on August 19, 2009.  The following is a summary of the changes effected by the amendments to the Bylaws:

Article III

•
Section 5 was amended (1) to require notice of a special meeting of shareholders to include the date and (2) to remove the requirement that the notice of a special meeting of shareholders specifically state the purpose or purposes of the meeting and to instead require the notice to include a description of the purpose or purposes of the meeting.

•
Section 6 was amended to indicate that attendance by a shareholder’s proxy at a meeting of shareholders waives objection to lack of notice unless such shareholder or proxy objects at the beginning of the meeting.

•
Section 7 was amended to allow the Company to maintain its shareholder list at a place that is identified in the meeting notice and is in the city where the meeting will be held, whereas the previous provision required the shareholder list to be maintained at the Company’s principal office.

•	Section 9 was amended to remove the 10-year limitation on the validity of a proxy.

•	Section 10 was amended (1) to delete reference to shares owned by the corporation and (2) to add explicit authorization to appoint, and to clarify the role of, a voting inspector.

•
Section 13 (the Company’s advance notice bylaw) was amended (1) to increase the advance notice period for shareholder submissions of director nominees or proposals for the annual meeting of shareholders from between 60 and 90 days prior to the anniversary date of the preceding year’s annual meeting to between 90 and 120 days prior to the anniversary date of the preceding year’s annual meeting, (2) to increase the advance notice period for shareholder submissions of director nominees or proposals for special meetings of shareholders from between 60 and 90 days prior to the meeting to between 90 and 120 days prior to the meeting, (3) to more clearly define the required process for shareholders to notify the Company of their intention to propose director nominations or other business for consideration at the annual meeting of shareholders, (4) to add information a shareholder is required to submit to the Company about such shareholder’s nominee for director, (5) to require a nominee for director submitted by a shareholder to provide certain information requested by the Board and to attest that he or she will not enter into voting agreements or commitments, will not enter into any agreement with any other person or entity other than the Company regarding compensation for service on the Board and will comply with certain Company policies and guidelines if elected to the Board, (6) to require a shareholder to submit the text of a proposal it seeks to bring before the meeting, (7) to require additional information about ownership of the Company’s securities, including derivatives thereof, from any shareholder who intends to propose a director nomination or other proposal, (8) to require a shareholder submitting a nomination or other proposal to update the Company if the facts contained in the notice delivered to the Company change and (9) to clarify that the requirements of the bylaw are separate from and in addition to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to require a shareholder who seeks to have any proposal included in the Company’s proxy statement to comply with the Exchange Act, including Regulation 14A promulgated thereunder.

Article IV

•
Section 2 was amended to remove the requirement that the Board have at least three members.  As revised, the size of the Board is set from time to time by resolution of the shareholders.  The shareholders, by resolution adopted in 1988, last fixed the size of the Board at nine directors.

•	Section 3 was amended to remove language allowing shareholders to demand election of directors by ballot.

•
Section 9 was amended to remove (1) the requirement that a Board committee have a minimum of two members and (2) the language prohibiting a Board committee from authorizing or approving the reacquisition of shares or from approving or authorizing the issuance or sale of shares.

Article V

•	Section 3 was amended to remove the requirement that notice of a special meeting of the Board specify the purpose of the meeting and to clarify adjournment matters.

Article VI

•	Section 4 was amended to permit an officer who appointed a subordinate officer to remove the subordinate officer and to permit any officer to remove another officer if authorized by the Board.

Article VIII

•	Section 1 was amended to remove specific requirements for the information that must be included on a printed stock certificate.

•	Section 3 was amended to allow the record date to be up to 70 days prior to a shareholders’ meeting, whereas the prior provision allowed only 60 days prior to the meeting date.

Article IX

•	“Records and Reports” (former Section 3) was deleted. The remainder of Article IX was renumbered to reflect the deletion of this section.

•
Section 3 (former Section 4) was amended (1) to limit mandatory indemnification to the Company’s officers and directors, individuals serving as officers and directors of other entities (including limited liability companies) at the request of the Company and trustees and administrators under a benefit plan of the Company or subsidiary of the Company, (2) to clarify that the Company may advance expenses to anyone entitled to indemnification, (3) to clarify the Company’s ability to indemnify its employees and agents and individuals serving as employees and agents of other entities at the Company’s request, (4) to permit the Board to delegate to a committee or special counsel determinations and evaluations related to indemnification and advancement, (5) to require the Board to take all such action as necessary or appropriate to pay amounts required by this section, (6) to clarify that the indemnification rights are contract rights and (7) to clarify that the rights granted in this section do not limit the power of the Company to agree to indemnify its directors, officers, employees or agents by contract or resolution.

A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.1 and incorporated herein by reference.  The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Bylaws, as amended and restated
10.1	Management Incentive Compensation Plan
10.2	Notice of Grant to Charles M. Swoboda, dated August 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ John T. Kurtzweil
John T. Kurtzweil
Executive Vice President - Finance, Chief Financial Officer and Treasurer

Date:  August 21, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Bylaws, as amended and restated
10.1	Management Incentive Compensation Plan
10.2	Notice of Grant to Charles M. Swoboda, dated August 17, 2009